Exhibit 4.3

Execution Version

Sixth Supplemental Indenture

PROFRAC HOLDINGS II, LLC, as the Company

THE GUARANTORS PARTY HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee, Calculation Agent and Collateral Agent

SIXTH SUPPLEMENTAL INDENTURE

Dated as of January 7, 2026

to

INDENTURE

Dated as of December 27, 2023

Table of Contents

THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of January 7, 2026 (the “Sixth Supplemental Indenture”), is among ProFrac Holdings II, LLC, a Texas limited liability company (the “Company”), the Notes Guarantors and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), calculation agent (in such capacity, the “Calculation Agent”), and collateral agent (in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Company, the Notes Guarantors party thereto and the Trustee, Calculation Agent and Collateral Agent executed and delivered that certain Indenture, dated as of December 27, 2023 (as amended, restated, supplemented and otherwise modified from time to time prior to the date hereof, the “Indenture”), to provide for the issuance of the Company’s Senior Secured Floating Rate Notes due 2029;

WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented by the Company, the Notes Guarantors, the Trustee and the Collateral Agent with the consent of the Required Holders; and

WHEREAS, the Company has received the consent of the Required Holders to the amendments to the Indenture set forth in this Sixth Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Notes Guarantors, the Trustee, the Calculation Agent and the Collateral Agent hereby agree that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

Article One
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1 Definitions.

This Sixth Supplemental Indenture uses the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Indenture, shall supersede and replace the corresponding definitions in the Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.

“Additional Notes” means (i) the $120.0 million aggregate principal amount of Notes issued on the date of the First Supplemental Indenture, (ii) the $60.0 million aggregate principal amount of Notes issued pursuant to the June 2025 Purchase Agreement and (iii) the $25.0 million aggregate principal amount of Notes issued on the date of the Sixth Supplemental Indenture pursuant to the January 2026 Purchase Agreement, all of which shall constitute part of the same series as the Initial Notes.

“All-in Yield” means, with respect to any series of Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, original issue discount, upfront fees, index floors or otherwise, in each case payable by the Note Parties generally to lenders or investors; provided that original issue discount and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, in the case of the Notes, the remaining term of the Notes), as the context requires, and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees, or amendment or similar fees in connection therewith that is not customarily shared among the applicable lenders or holders of such Indebtedness on a pro rata basis or other fees not paid or payable generally to all lenders by the Note Parties in the primary syndication of such Indebtedness.

“January 2026 Purchase Agreement” means the Purchase Agreement, dated as of the date hereof, among the Company, the Notes Guarantors party thereto and the Purchaser party thereto, as amended, supplemented, restated or otherwise modified from time to time.

“June 2025 Purchase Agreement” means the Purchase Agreement, dated as of June 30, 2025, among the Company, the Notes Guarantors party thereto, Beal Bank USA, THRC Holdings, LP and Wilks Heritage Group, LLC, as amended, supplemented, restated or otherwise modified from time to time.

SECTION 1.2 Other Amendments to Definitions.

(a)           Amendment to the Definition of Asset Sale. The reference to “$10,000” in clause (1) of the definition of Asset Sale in the Indenture is changed to “$2,500.”

(b)           Amendment to the Definition of Collateral and Guarantee Requirement. The references to “$10,000” in clause (7) of the definition of Collateral and Guarantee Requirement in the Indenture are changed to “$2,500.”

(c)           Amendment to the Definition of Permitted Investments. Clause (24) of the definition of Permitted Investments in the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(24) other Investments in any Person after the date of the Sixth Supplemental Indenture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (24) after the date of the Sixth Supplemental Indenture that are at the time outstanding, not to exceed $1.0 million; provided, that if any Investment pursuant to this clause (24) is made in any Person that is not a Restricted Subsidiary of the Company that is a Notes Guarantor at the time of the making of such Investment and such Person becomes a Restricted Subsidiary that is a Notes Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (24) for so long as such Person continues to be a Restricted Subsidiary that is a Notes Guarantor.”

Article Two
THE NOTES

SECTION 2.1 Amendment of Section 2.02 of the Indenture.

(a)           The first paragraph of Section 2.02 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The aggregate principal amount of Notes outstanding at any time may not exceed $600.0 million, except as provided in Section 2.07 hereof.”

Article Three
COVENANTS

SECTION 3.1 Restricted Payments.

(a)           The word “and” is removed from the end of Section 4.07(b)(18) of the Indenture.

(b)           Section 4.07(b)(19) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(19) Investments in cash in PF Proppant Holding, LLC not to exceed $30.0 million; and”

(c)           A new Section 4.07(b)(20) is inserted in the Indenture as follows:

“(20) other Restricted Payments in cash made since the date of the Sixth Supplemental Indenture in an aggregate amount not to exceed $1.0 million.”

SECTION 3.2 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)            Section 4.09(b)(1) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1) the incurrence by the Company or any Notes Guarantor of Indebtedness constituting ABL Debt under an ABL Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Notes Guarantors thereunder) in an aggregate principal amount not in excess of $500.0 million in the case of the ABL Credit Agreement as in effect on the date of the Sixth Supplemental Indenture; provided that upon any Refinancing of all or a portion of an ABL Credit Facility in effect on the date of the Sixth Supplemental Indenture, such amount shall be reduced to $275.0 million; provided, further, that the lenders of such ABL Debt or the agent or representative acting on their behalf has entered into the ABL Intercreditor Agreement as ABL Claimholders; provided, further, (A) the All-in Yield on any ABL Credit Facility shall not exceed the All-in Yield on the Notes and (B) any make-whole redemption or repayment period cannot exceed eighteen months from the date of such ABL Credit Facility;”

(b)           Section 4.09(b)(3) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(3) the incurrence by the Company and any Notes Guarantor of (i) Indebtedness consisting of the Notes outstanding on the date of the Sixth Supplemental Indenture, and the related Notes Guarantees, less the principal amount of any Notes redeemed, repurchased or otherwise repaid after the date of the Sixth Supplemental Indenture and (ii) obligations of the Company and any Notes Guarantor under the other Note Documents;”

SECTION 3.3 Releases.

(a)           Section 10.04 of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“The Notes Guarantee of a Notes Guarantor (other than the Company), together with all of its other obligations under this Indenture, shall be unconditionally released and discharged upon the consummation of any of the following transactions or designations not prohibited by, and, if set forth hereunder or thereunder, consummated in accordance with the applicable provisions of, this Indenture or the other Note Documents; provided, that the Required Holders shall have consented in writing to such transaction or designation within ten Business Days of receipt of a written notice from the Company describing such transaction in reasonable detail:

(a)           concurrently with any sale or other disposition of all or substantially all of the properties or assets of that Notes Guarantor (including by way of merger, amalgamation or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company; provided, that such sale or disposition (including by way of merger, amalgamation or consolidation) is not prohibited by this Indenture and (i) no Default or Event of Default shall have occurred and be outstanding immediately prior to or after the consummation thereof, (ii) such sale or disposition was consummated (x) with a bona fide and legitimate business purpose and (y) not in contemplation of adversely affecting the holders of the Notes’ interests in the Notes Guarantees and Note Lien with respect to such Notes Guarantor and (iii) such sale or disposition is not made to an Affiliate of the Company;

(b)           concurrently with any sale or other disposition of not less than a majority of the Capital Stock of that Notes Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company; provided, that such sale or disposition is not prohibited by this Indenture and (i) no Default or Event of Default shall have occurred and be outstanding immediately prior to or after the consummation thereof, (ii) such sale or disposition was consummated (x) with a bona fide and legitimate business purpose and (y) not in contemplation of adversely affecting the holders of the Notes’ interests in the Notes Guarantees and Note Lien with respect to such Notes Guarantor; (iii) such sale or disposition is not made to an Affiliate of the Company; and (iv) immediately following such sale or disposition, such Notes Guarantor shall cease to be a Subsidiary of the Company or any Note Party;

(c)           if the Company designates such Notes Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture provided, that such designation was consummated (i) with a bona fide legitimate business purpose, and (ii) not in contemplation of adversely affecting the holders of the Notes’ interests in the Notes Guarantees and Note Lien with respect to such Notes Guarantor;

(d)           [reserved];

(e)           upon the liquidation or dissolution of such Notes Guarantor, provided no Default or Event of Default has occurred that is continuing and such liquidation or dissolution was consummated with (i) a bona fide and legitimate business purpose, and (ii) not in contemplation of adversely affecting the holders of the Notes’ interests in the Notes Guarantees and Note Lien with respect to such Notes Guarantor;

(f)            in connection with the merger, amalgamation or consolidation of such Notes Guarantor with or into the Company or any other Notes Guarantor, where the Company or such other Notes Guarantor is the surviving Person in such merger, amalgamation or consolidation, or upon the liquidation of a Notes Guarantor following the transfer of all or substantially all of its assets, in each case, in a transaction that complies with the applicable provisions of this Indenture; provided no Default or Event of Default occurs as a result thereof or has occurred and is continuing; or

(g)           as described in Article 9;

in each case, upon delivery to the Trustee by the Company of an Officer’s Certificate described in the immediately succeeding paragraph.

The Trustee shall, at the Company’s expense, execute any documents reasonably requested by the Company in order to evidence the release of any Notes Guarantor from its obligations under its Notes Guarantee; provided that, prior to executing such documents, the Trustee shall be entitled to receive from the Company an Officer’s Certificate and, if requested, an Opinion of Counsel to the effect that the conditions precedent to such release have been satisfied. Any failure by the Trustee to execute such documents shall, however, not affect the automatic release and discharge of the Notes Guarantee and the other obligations of any Notes Guarantor as contemplated by the foregoing provisions of this Section 10.04. Any Notes Guarantor not released from its obligations under its Notes Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, premium, if any, on, and interest on, the Notes and for the other obligations of such Notes Guarantor under this Indenture as provided in this Article 10.”

SECTION 3.4 Security. (a) Clause (i) of the proviso in Section 12.02(2) of the Indenture is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(i) if, at the end of such thirty (30) day period, such Restricted Subsidiary (other than an Excluded Subsidiary) shall have failed to perfect the Note Lien in Deposit Accounts (not constituting Excluded Accounts) or Certificates of Title for Titled Goods (in which such Restricted Subsidiary (other than an Excluded Subsidiary) is required to perfect Liens) notwithstanding such Restricted Subsidiary’s (other than an Excluded Subsidiary) commercially reasonable efforts to complete such perfection, such thirty (30) day period shall be extended to 45 days (or such longer period as may be agreed to in writing by the Collateral Agent, at the Direction of the Required Holders), provided, further, that (A) with respect to Certificates of Title for Titled Goods with a Fair Market Value in excess of $10,000 but less than $20,000, the Company and the other Note Parties shall have until 120 days after the date of this Indenture to comply with clause (7) of the Collateral and Guarantee Requirements and (B) with respect to Certificates of Title for Titled Goods with a Fair Market Value in excess of $2,500 but less than $10,000, the Company and the other Note Parties shall have until 120 days after the date of the Sixth Supplemental Indenture to comply with clause (7) of the Collateral and Guarantee Requirements, and”.

Article Four
AMENDMENT OF NOTES

SECTION 4.1 Amortization of Principal.

(a)           Pursuant to Section 11 of each Note, concurrently with the execution of this Sixth Supplemental Indenture, Section 1 of each Note (and of the form of Note attached as Exhibit A to the Indenture) is amended by deleting the text thereof in its entirety and replacing it with the following text:

“(1) Amortization of Principal. The Company will pay:

(a)           $12,308,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on each of June 30, 2024, September 30, 2024 and December 31, 2024;

(b)           $18,462,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on March 31, 2025 and June 30, 2025;

(c)           $19,039,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on September 30, 2025;

(d)           $20,193,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) on December 31, 2025; and

(e)           $20,914,000 aggregate principal amount of Notes (or such lesser principal amount as shall then be outstanding) at the end of each calendar quarter thereafter,

in each case at 100.0% of the principal amount thereof and without payment of a Make-Whole Premium or any redemption premium or any other premium, provided that upon any partial redemption or prepayment of the Notes pursuant to Sections 3.07, 4.10, 4.13, or 4.15 of the Indenture after December 27, 2023, the principal amount of each required prepayment of the Notes becoming due under this Section 1 of this Note on and after the date of such redemption or prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.

The entire unpaid principal balance of the Notes shall be due and payable on the Maturity Date thereof, together with accrued and unpaid interest therein through but not including such date.”

Article Five
MISCELLANEOUS

SECTION 5.1 Effect of Sixth Supplemental Indenture.

This Sixth Supplemental Indenture will become effective immediately upon its execution and delivery by each party hereto. This Sixth Supplemental Indenture is a supplemental indenture within the meaning of Article 9 of the Indenture, and the Indenture shall be read together with this Sixth Supplemental Indenture and shall have the same effect over the Notes, in the same manner as if the provisions of the Indenture and this Sixth Supplemental Indenture were contained in the same instrument.

SECTION 5.2 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 5.3 Successors and Assigns.

All covenants and agreements in this Sixth Supplemental Indenture by the Company, the Notes Guarantors, the Trustee, the Calculation Agent, the Collateral Agent and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 5.4 Severability Clause.

In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.5 Benefits of Sixth Supplemental Indenture.

Nothing in this Sixth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any authenticating agent, any Paying Agent, any Registrar, the Holders of Notes and each of their successors under the Indenture, as amended by this Sixth Supplemental Indenture, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.

SECTION 5.6 Conflict.

In the event that there is a conflict or inconsistency between the Indenture and this Sixth Supplemental Indenture, the provisions of this Sixth Supplemental Indenture shall control.

SECTION 5.7 Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SIXTH SUPPLEMENTAL INDENTURE.

SECTION 5.8 Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Notes Guarantors.

SECTION 5.9 Counterparts.

The parties may sign (by manual or electronic signature) any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed on the date and year first written above.

ProFrac Holdings II, LLC,
as the Company

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ProFrac Holdings, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF Manufacturing Holding, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PF SERVICES HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Sixth Supplemental Indenture)

PF TECH HOLDING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PUMP AND FLOW, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

BEST PFP, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PROFRAC MANUFACTURING, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

AG PSC FUNDING LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Sixth Supplemental Indenture)

F3 FUEL, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY – WEST LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE I, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

PRODUCERS SERVICE COMPANY LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Sixth Supplemental Indenture)

PROFRAC SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

REV ENERGY SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

U.S. WELL SERVICES HOLDINGS, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS HOLDINGS LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Sixth Supplemental Indenture)

U.S. WELL SERVICES, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 10, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

USWS FLEET 11, LLC,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

ADVANCED STIMULATION TECHNOLOGIES, INC.,
as a Notes Guarantor

By:	/s/ Austin Harbour
Name: Austin Harbour
Title: Chief Financial Officer

(Signature page to Sixth Supplemental Indenture)

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Calculation Agent and Collateral Agent

By:	/s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President

(Signature page to Sixth Supplemental Indenture)